UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2010

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 21, 2010, Robert Half International Inc. issued a press release reporting earnings for the second fiscal quarter of 2010. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing information in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such future filing.

Item 8.01	Other Events.

The Company’s Form 10-Q for the fiscal quarter ended March 31, 2010 and Form 10-K for the fiscal year ended December 31, 2009 contained disclosures regarding a complaint filed against the Company and three of its wholly owned subsidiaries in the California Superior Court by Plaintiff Mark Laffitte, on behalf of himself and a putative class of salaried Account Executives and Staffing Managers. As previously reported by the Company, it believes it has meritorious defenses to the allegations and has vigorously defended against the litigation. The case is set for mediation on August 10, 2010. There is no assurance that this case will settle at the mediation. If settled at mediation, the amounts paid by the Company may be material.

The Company’s Form 10-Q for the fiscal quarter ended March 31, 2010 and Form 10-K for the fiscal year ended December 31, 2009 contained a disclosure regarding a complaint filed in California Superior Court by Plaintiff Don Tran, on behalf of himself and a putative class of salaried Consultants and Senior Consultants, and a sub-class of terminated salaried Consultants and Senior Consultants, naming Protiviti Inc., a wholly owned subsidiary of the Company (“Protiviti”), as Defendant. As previously reported by the Company, Protiviti believes it has meritorious defenses to the allegations and has vigorously defended against the litigation. On July 13, 2010, the parties to this action entered into a Memorandum of Agreement, which is expected to settle and resolve the claims included in the complaint. The actual settlement of the case is contingent upon the parties’ execution of a formal written settlement agreement approved by the Court. Based on the settlement terms contained in the Memorandum of Agreement, the Company has determined that this litigation is not currently a material pending legal proceeding. Accordingly, the Company does not presently intend to make disclosures regarding this case in its Securities and Exchange Commission filings filed subsequent to its quarterly report on Form 10-Q for the quarter ended June 30, 2010.

The Company’s Form 10-Q for the fiscal quarter ended March 31, 2010 and Form 10-K for the fiscal year ended December 31, 2009 contained disclosures regarding a complaint filed against the Company and three of its wholly owned subsidiaries in the California Superior Court by Plaintiff Van Williamson, on behalf of himself and a putative class of salaried Account Executives and Staffing Managers. As previously reported by the Company, it believes it has meritorious defenses to the allegations and has vigorously defended against the litigation. The case is set for mediation on August 10, 2010. There is no assurance that this case will settle at the mediation. If settled at mediation, the amounts paid by the Company may be material.

The Company’s Form 10-Q for the fiscal quarter ended March 31, 2010 and Form 10-K for the fiscal year ended December 31, 2009 contained disclosures regarding a complaint filed in California Superior Court by Plaintiff Donald R. Green, on behalf of himself and a putative class of all temporary staffing employees in California, naming the Company and one of its wholly owned subsidiaries as Defendants. On June 29, 2010, the Company became aware that the plaintiff and sole putative class representative in this matter, Donald R. Green, died on or about October 29, 2009. As previously reported, the Company believes it has meritorious defenses to the allegations and has vigorously defended against the litigation.

The Company’s Form 10-Q for the fiscal quarter ended March 31, 2010 and Form 10-K for the fiscal year ended December 31, 2009 contained disclosures regarding a complaint filed against the Company by Plaintiff Eric Presser, on behalf of himself and a putative class of all allegedly similarly situated Staffing Managers in the state of Florida. On July 9, 2010, the Court approved a settlement agreement and dismissed the complaint. Accordingly, the Company will not make disclosures regarding this matter in its Securities and Exchange Commission filings filed subsequent to its quarterly report on Form 10-Q for the quarter ended June 30, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Robert Half International Inc. July 21, 2010, Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: July 21, 2010	By:	/s/ M. KEITH WADDELL
	Name:	M. Keith Waddell
	Title:	Vice Chairman, President and Chief Financial Officer